UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2019

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2906 Colorado Avenue Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, Super League Gaming, Inc. (the “Company”) appointed Samir Ahmed to serve as the Company’s Chief Technology Officer.

Mr. Ahmed, age 42, is an accomplished engineer who brings to the Company over a decade of senior leadership experience in the digital entertainment industry. Prior to joining the Company, Mr. Ahmed served as Head of Consumer Technology from February 2018 to July 2019 for IMDb, an Amazon company that is the world’s most popular and authoritative website about movies, television and celebrities. In addition, from February 2016 to February 2018, Mr. Ahmed served as Chief Architect and Vice President of Technology at Fandango, where he led the acquisition transition and rebranding of M-GO to FandangoNOW, and from August 2014 to February 2016, he served as Chief Technology Officer of M-GO prior to its acquisition by Fandango. Mr. Ahmed holds a master’s degree in computer science applied to business services from the University of Rennes 1.

Per the terms of Mr. Ahmed’s offer letter, Mr. Ahmed received a $25,000 signing bonus upon joining the Company, which signing bonus is contingent upon remaining employed by the Company for at least 12 months, and will receive a salary of $300,000 per year. In addition, Mr. Ahmed will be eligible to earn an annual bonus equal to up to 20% of his salary, which will be awarded at the sole discretion of the independent compensation committee of the Company’s Board of Directors (the “Compensation Committee”). Mr. Ahmed is also entitled to health insurance for himself and his dependents, for which the Company shall pay 90% of the premiums, reimbursement for all reasonable business expenses, and is eligible participate in the Company’s 401(k) Plan upon the Company’s Board of Directors electing to institute it.

In addition, the Compensation Committee approved of an equity award to Mr. Ahmed as an inducement for Mr. Ahmed entering into employment with the Company, which was approved in accordance with NASDAQ Listing Rule 5635(c)(4) (the “Inducement Awards”). The Inducement Awards consist of an option to purchase 93,000 shares of the Company’s common stock, par value $0.001 per share, and will have an exercise price equal to the closing price of the Company’s common stock on the date of issuance, as reported on the Nasdaq Capital Market. Subject to continued employment with the Company, the Inducement Awards will vest over a three year period at the rate of 1/36th per month in arrears.

Mr. Ahmed and the Company have not engaged in any related party transaction. Mr. Ahmed has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Except as disclosed herein, there are currently no other arrangements or understandings with Mr. Ahmed with respect to his appointment as the Company’s Chief Technology Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: July 26, 2019	By:	/s/ Ann Hand
Ann Hand Chief Executive Officer